EXHIBIT 10.7

AMENDED AND RESTATED

SCHOOL SPECIALTY, INC.

2002 STOCK INCENTIVE PLAN

as of May 5, 2008

PURPOSE	SCHOOL SPECIALTY, INC., a Wisconsin corporation (the “Company”), wishes to recruit, reward, and retain employees, consultants, independent contractors, advisors, officers and outside directors. To further these objectives, the Company hereby sets forth the School Specialty, Inc. 2002 Stock Incentive Plan (the “Plan”) to provide options (“Options”), direct grants of stock (“Stock Grants”) and non-vested performance share units (“NSUs”, together with the Options and Stock Grants, “Awards”) to employees, consultants, independent contractors, advisors, officers and outside directors with respect to shares of the Company’s common stock (the “Common Stock”). The Plan was originally effective as of June 11, 2002 (the “Effective Date”), and was amended and restated as of June 13, 2007, subject to shareholder approval of the amendment and restatement at the Company’s 2008 Annual Meeting of Shareholders, and as of May 5, 2008.

PARTICIPANTS	The following persons are eligible to receive Options, Stock Grants and NSUs under the Plan: (1) current and prospective Employees (as defined below) of the Company and any Eligible Subsidiary (as defined in the Eligible Subsidiary section below), (2) consultants, advisors and independent contractors of the Company and any Eligible Subsidiary and (3) officers and directors of the Company and any Eligible Subsidiary who are not Employees (“Eligible Officers and Eligible Directors”). Eligible persons become “Optionees” when the Administrator grants them an option under this Plan or “Recipients” when they receive a direct grant of Common Stock or NSUs. (Optionees and Recipients are referred to collectively as “Participants.” The term Participant also includes, where appropriate, a person authorized to exercise an Award in place of the original Optionee.)

Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary.

ADMINISTRATOR	The Administrator will be the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), unless the Board specifies another committee.

The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Committee as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the Granting of Awards section) to Employees of the Company or Eligible Subsidiaries and may, to the extent consistent with Wisconsin law, delegate to officers of the Company the authority to make Option grants, other than grants to executive officers of the Company, within the meaning of the federal securities laws.

The Administrator’s powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Award. The Administrator may act through meetings of a majority of its members or by unanimous consent.

GRANTING OF AWARDS

Subject to the terms of the Plan, the Administrator will, in its sole AWARDS discretion, determine:

the Participants who receive Awards,

the terms of such Awards,

the schedule for exercisability or nonforfeitability (including any requirements that the Participant or the Company satisfy performance criteria),

the time and conditions for expiration of the Award, and

the form of payment due upon exercise, if any.

The Administrator’s determinations under the Plan need not be uniform and need not consider whether possible Participants are similarly situated.

Options granted to Employees may be nonqualified stock options (“NQSOs”) or “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or the corresponding provision of any subsequently enacted tax statute. Options granted to consultants, independent contractors, advisors, Eligible Officers and Eligible Directors must be NQSOs. The Administrator will not grant ISOs unless the shareholders either have already approved the granting of ISOs or give such approval within 12 months after the grant.

The Administrator may impose such conditions on or charge such price for the Stock Grants or NSUs as it deems appropriate.

SUBSTITUTIONS	The Administrator may also grant Awards in substitution for options or other equity interests held by individuals who become Employees of the Company or of an Eligible Subsidiary as a result of the Company’s acquiring or merging with the individual’s employer or acquiring its assets. In addition, the Administrator may provide for the Plan’s assumption of Awards granted outside the Plan (including those granted by an Eligible Subsidiary) to persons who would have been eligible under the terms of the Plan to receive an Award, including both persons who provided services to any acquired company or business and persons who provided services to the Company or any Eligible Subsidiary. If appropriate to conform the Awards to the interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions (including Exercise Price) that vary from those the Plan otherwise requires.

DATE OF GRANT	The Date of Grant will be the date as of which this Plan or the Administrator grants an Award to a Participant, as specified in the Plan or in the Administrator’s minutes or other written evidence of action.

EXERCISE PRICE	The Exercise Price is the value of the consideration that a Participant must provide in exchange for one share of Common Stock. The Administrator will determine the Exercise Price under each Award and may set the Exercise Price without regard to the Exercise Price of any other Awards granted at the same or any other time. The Company may use the consideration it receives from the Participant for general corporate purposes.

The Exercise Price per share for NQSOs may not be less than 100% of the Fair Market Value (as defined below) of a share on the Date of Grant. If an Option is intended to be an ISO, the Exercise Price per share may not be less than 100% of the Fair Market Value (on the Date of Grant) of a share of Common Stock covered by the Option; provided, however, that if the Administrator decides to grant an ISO to someone covered by Sections 422(b) (6) and 424(d) (as a more-than-10%-shareholder), the Exercise Price of the Option must be at least 110% of the Fair Market Value (on the Date of Grant).

The Administrator may satisfy any state law requirements regarding adequate consideration for Stock Grants by (i) issuing Common Stock held as treasury stock or (ii) charging the Recipients at least the par value for the shares covered by the Stock Grant. The Administrator may designate that a Recipient may satisfy (ii) above either by direct payments or by the Administrator’s withholding from other payments due to the Recipient.

FAIR MARKET

Fair Market Value of a share of Common Stock for purposes of the Plan VALUE will be determined as follows:

If the Common Stock trades on a national securities exchange, the closing sale price on the Date of Grant;

If the Common Stock does not trade on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for such date;

If no such closing sale price information is available, the average of the closing bid and asked prices that Nasdaq reports for such date;

If there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date; or

If the Company has no publicly-traded stock, the Administrator will determine the Fair Market Value for purposes of the Plan using any measure of value it determines in good faith to be appropriate.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day. The Administrator can substitute a particular time of day or other measure of “closing sale price” if appropriate because of changes in exchange or market procedures.

The Administrator has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the recipient’s agreement that the Administrator’s determination is conclusive and binding even though others might make a different and also reasonable determination.

EXERCISABILITY	The Administrator will determine the times and conditions for exercise of or purchase under each Award but may not extend the period for exercise beyond the tenth anniversary of its Date of Grant (or five years for ISOs granted to 10% owners covered by Code Sections 422(b) (6) and 424(d)).

Awards will become exercisable at such times and in such manner as the Administrator determines and the Award Agreement, if any, indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the Participant may exercise any portion of an Award or at which restrictions on Stock Grants lapse. For Stock Grants and NSUs, “exercise” refers to acceptance of the Award or lapse of restrictions, as appropriate in context.

If the Administrator does not specify otherwise, Options will become exercisable and restrictions on Stock Grants will lapse as to one-fourth of the covered shares on each of the first four anniversaries of the Date of Grant, so long as the recipient remains employed or continues his relationship as a service provider to the Company or any Eligible Subsidiary, and will expire as of the tenth anniversary of the Date of Grant (unless they expire earlier under the Plan or the Award Agreement). The Administrator has the sole discretion to determine that a change in service-providing relationship eliminates any further service credit on the exercise schedule.

Any unexercisable portions of Awards will immediately become exercisable upon the Participant’s death or termination of employment for Disability. Except as provided in the preceding sentence, no portion of an Award that is unexercisable at a recipient’s termination of service-providing relationship (for any reason) will thereafter become exercisable (and the recipient will immediately forfeit any unexercisable portions at his termination of service-providing relationship), unless the Award Agreement or the Plan provides otherwise, either initially or by amendment.

CHANGE OF CONTROL

Upon a Change of Control (as defined below), all Options held by current Employees, consultants, advisors, independent contractors, Eligible Officers and Eligible Directors will become fully exercisable and all restrictions on Stock Grants will lapse. A Change of Control for this purpose means the occurrence of anyone or more of the following events:

a person, entity, or group (other than the Company, any Company subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 50% of the undiluted total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board (“Company Voting Securities”);

completion of a merger or consolidation of the Company with or into any other entity—unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

the shareholders of the Company approve (i) a plan complete liquidation or dissolution of the Company or (ii) an agreement for the Company’s sale or disposition of all or substantially all the Company’s assets, and such liquidation, dissolution, sale, or disposition is completed.

Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

The Administrator may allow conditional exercises in advance of the completion of a Change of Control that are then rescinded if no Change of Control occurs.

The Adjustments Upon Changes in Capital Stock provisions will also apply if the Change of Control is a Substantial Corporate Change (as defined in those sections).

LIMITATION ON ISOs	An Option granted to an Employee will be an ISO only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the stock with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code Section 422(d)), does not exceed $100,000. This limitation applies to Options in the order in which such Options were granted. If, by design or operation, the Option exceeds this limit, the excess will be treated as an NQSO.

METHOD OF EXERCISE	(1) To exercise any exercisable portion of an Award, the Participant must deliver a notice of exercise to the Assistant Secretary of the Company designated by the Board (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed or otherwise authenticated by the Participant, and specifying the number of shares of Common Stock underlying the portion of the Award the Participant is exercising.

(2) Unless the Company notifies the Participants to the contrary in writing that such method is no longer available, or in the event that a Participant shall exercise their right to an alternative method of exercise as described below in this paragraph (2), all exercises of Options after May 5, 2008 (other than for ISOs) will be done on a “net exercise” basis. This means that the Company will deliver that number of shares to the exercising Participant which equals the number of shares of Common Stock for which the Option was exercised, reduced by that number of whole shares of Common Stock with a Fair Market Value on the date of exercise equal to the Exercise Price and the minimum tax withholding required by law on the exercise. To the extent the combined value of the whole shares of Common Stock, valued at their Fair Market Value on the date of exercise, is not sufficient to equal the Exercise Price and minimum tax withholding obligation, the Company will withhold such additional amount (equal in value to the fractional share) from the Participant’s next pay check, or if the Participant is not employed by the Company, the

Participant must pay such amount in cash to the Company before delivery of the shares will be made to the Participant. Notwithstanding the foregoing, if the Participant so elects on his or her exercise notice (or if the Participant is exercising an ISO), the Participant shall pay cash for the Exercise Price and tax withholding either by delivery of a cashier’s or certified check, or by doing a broker-assisted exercise using the broker designated by the Company, pursuant to subparagraph (4) hereof.

(3) To exercise any Awards other than Options, the Participant shall pay the full Exercise Price, if any, by cashier’s or certified check for the shares of Common Stock with respect to which the Award is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Stock).

(4) Payment in full of the Exercise Price need not accompany the written notice of exercise if the exercise complies with a previously-approved cashless exercise method, including, for example, that the notice directs that the stock certificates (or other indicia of ownership) for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and at the time the stock certificates (or other indicia) are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price and any required withholding taxes.

AWARD EXPIRATION	No one may exercise an Award more than ten years after its Date of Grant (or five years, for an ISO granted to a more-than-10% shareholder). A recipient will immediately forfeit and can never exercise any portion of an Award that is unexercisable at his termination of service-providing relationship (for any reason), unless the Award Agreement or the Plan provides otherwise, either initially or by amendment. Unless the Award Agreement or the Plan provides otherwise, either initially or by amendment, no one may exercise otherwise exercisable portions of an Award after the first to occur of:

EMPLOYMENT TERMINATION	The 90th day after the date of termination of service-providing relationship (other than for death or Disability), where termination of employment means the time when the employer-employee or other service providing relationship between the Employee, consultant, independent contractor, advisor or Eligible Officer and the Company (and the Eligible Subsidiaries) ends for any reason, including retirement. The Administrator may provide that Awards terminate immediately upon termination of employment for “cause” under an Employee’s employment or consultant’s services agreement or under another definition specified in the Award Agreement. Unless the Administrator provides otherwise, Termination of employment does not include instances in which the Company immediately rehires an Employee as a consultant, independent contractor or advisor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment and may decide to suspend the exercise schedule during a leave rather than to terminate the Award. All determinations as to whether a Participant has terminated employment will be made consistent with the requirements of Section 409A of the Code and the applicable regulations thereunder regarding separations from service;

GROSS MISCONDUCT

For the Company’s service-providing Gross Misconduct, this Plan, “Gross termination of the participant’s relationship as a result of the Participant’s the time of such termination. For purposes of Misconduct” means the Participant has committed fraud, misappropriation, embezzlement, or willful misconduct that has resulted or is likely to result in material harm to the Company or an Eligible Subsidiary;

committed or been indicted for or convicted of, or pled guilty or no contest to, any misdemeanor (other than for minor infractions or traffic violations) involving fraud, breach of trust, misappropriation, or other similar activity or otherwise relating to the Company or an Eligible Subsidiary, or any felony; or

committed an act of gross negligence or otherwise acted with willful disregard for the Company’s or an Eligible Subsidiary’s best interests in a manner that has resulted or is likely to result in material harm to the Company or an Eligible Subsidiary.

If the Participant has a written employment or other agreement in effect at the time of his termination that specifies “cause” for termination, “Gross Misconduct” for purposes of his termination will refer to “cause” under the employment or other agreement, rather than to the foregoing definition.

DISABILITY	For Disability, the earlier of (i) the first anniversary of the Participant’s termination of employment for Disability and (ii) 30 days after the participant no longer has a Disability, where “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months; or

DEATH	The date 24 months after the Participant’s death.

If exercise is permitted after termination of service-providing relationship, the Award will nevertheless expire as of the date that the former service provider violates any covenant not to compete in effect between the Company or any Eligible Subsidiary and such person. In addition, an

Optionee who exercises an Option more than 90 days after termination of employment with the Company and/or an Eligible Subsidiary will only receive ISO treatment to the extent permitted by law, and becoming or remaining an employee of another related company (that is not an Eligible Subsidiary) or an independent contractor to the Company and the Eligible Subsidiaries will not prevent loss of ISO status because of the formal termination of employment.

Nothing in this Plan extends the term of an Award beyond the tenth anniversary of its Date of Grant, nor does anything in this Award Expiration section make an Award exercisable that has not otherwise become exercisable.

AWARD AGREEMENT	Award Agreements will set forth the terms of each Award and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent the agreement is inconsistent with the Plan, the Plan will govern. The Award Agreements may contain special rules. The Administrator may, but is not required to, issue agreements for Stock Grants.

STOCK SUBJECT TO PLAN

Except as adjusted below under Adjustments upon Changes in Capital Stock,

the aggregate number of shares of Common Stock that may be issued under the Awards (whether ISOs, NQSOs, Stock Grants or NSUs) may not exceed 1,500,000;

the maximum number of such shares that may be subject to ISOs may not exceed 1,500,000; and

the maximum number of shares that may be granted under Options for a single individual in a calendar year may not exceed 250,000, and the maximum number of shares that may be granted under NSUs and Stock Grants for a single individual in a calendar year may not exceed 80,000 (assuming that such NSUs are paid out at the maximum level). The individual maximum applies only to Awards first made under this Plan and not to Awards made in substitution of a prior employer’s options or other incentives, except as Code Section 162(m) otherwise requires.

If an Option is exercised by using the net exercise method set forth in subparagraph (2) under the METHOD OF EXERCISE provision of this Plan, the gross number of shares for which the Option is exercised shall be treated as issued for purposes of counting the shares of Common Stock available for issuance under the Plan, not just the net shares of Common Stock issued to the Participant after reduction for the Exercise Price and any applicable withholding taxes.

The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Award expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Award will again be available for the granting of new Awards (but will be counted against that calendar year’s limit for a given individual).

No adjustment will be made for a dividend or other right (except a stock dividend) for which the record date precedes the date of exercise.

The Participant will have no rights of a shareholder with respect to the shares of stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise of the Award.

The Company will not issue fractional shares pursuant to the exercise of an Award, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

PERSON WHO MAY EXERCISE	During the Participant’s lifetime, only the Participant or his duly appointed guardian or personal representative may exercise the Awards. After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Award. If someone other than the original recipient seeks to exercise any portion of an Award, the Administrator may request such proof as it may consider necessary or appropriate of the person’s right to exercise the Award.

ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK

Subject to any required action by the Company (which it shall promptly take) or its shareholders, and subject to the provisions of applicable corporate law, if, after the Date of Grant of an Award,

the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company’s receiving consideration the Administrator shall make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Award, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. (This adjustment does not apply to Common Stock that the Optionee has already purchased nor to Stock Grants that are already nonforfeitable, except to the extent of similar treatment for most shareholders.) Unless the Administrator determines another method would be appropriate, any such adjustment to an Award will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Award but will include a corresponding proportionate adjustment in the Award’s Exercise Price. The Administrator will make a commensurate change to the maximum number and kind of shares provided in the Stock Subject to Plan section.

Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Award or the Exercise Price except as this Adjustments section specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

SUBSTANTIAL CORPORATE CHANGE	Upon a Substantial Corporate Change, the Plan and any unexercised Awards will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Awards, or the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Awards will continue in the manner and under the terms so provided.

Unless the Administrator determines otherwise, if an Award would otherwise terminate under the preceding sentence, participants who are then Employees, consultants, advisors, independent contractors, Eligible Officers and Eligible Directors will have the right, at such time before the consummation of the transaction causing such termination as the Administrator reasonably designates, upon such reasonable notice as determined by the Administrator, to exercise any unexercised portions of the Award, whether or not they had previously become exercisable.

A Substantial Corporate Change means:

the dissolution or liquidation of the Company,

merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a) (1) under the Securities Act, any Company subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) owning 100% of the combined voting power of all classes of stock of the Company.

ELIGIBLE SUBSIDIARY	Eligible Subsidiary means each of the Company’s Subsidiaries, except as the Administrator otherwise specifies. For ISO grants, Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations including the Company if, at the time an ISO is granted to a Participant under the Plan, each corporation (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in such chain. For ISO purposes, Subsidiary also includes a single-member limited liability company included within the chain described in the preceding sentence. For NQSOs, the Administrator may use a different definition of Subsidiary in its discretion and may include other forms of entity at the same level of equity relationship (or such other level as the Committee or the Administrator specifies), so long as that definition meets the requirements of Section 409A of the Code and the regulations promulgated thereunder.

LEGAL COMPLIANCE	The Company will not issue any shares of Common Stock under an Award until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the Participant to take any reasonable action to comply with such requirements before issuing such shares, including compliance with any Company black-out periods or trading restrictions. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws.

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Awards will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

PURCHASE FOR INVESTMENT AND OTHER RESTRICTIONS

Unless a registration statement under the Securities Act cover the shares of Common Stock a Participant receives upon exercise of his Award, the Administrator may require, at the time of such exercise or receipt of a grant, that the Participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act. Unless the shares are registered under the Securities Act, the Participant must acknowledge:

that the shares purchased on exercise of the Award are not so registered,

that the Participant may not sell or otherwise transfer the shares unless:

the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act, and such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations.

Additionally, the Common Stock, when issued upon the exercise of an Award, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company’s articles or certificate of incorporation, by-laws, or generally applicable shareholders’ agreements.

The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

TAX WITHHOLDING	The participant must satisfy all applicable Federal, state, and local income and employment tax withholding requirements before the Company will deliver stock certificates or otherwise recognize ownership upon the exercise of an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the Participant must pay the Company, with a cashier’s check or certified check, the full amounts required by withholding. Payment of withholding obligations is due before the Company issues shares with respect to the Award. If the Administrator so determines, the participant may instead satisfy the minimum level of withholding obligations by directing the Company to retain shares from the Award exercise, by tendering shares previously owned for at least six months, or by attesting to his ownership of shares (with the distribution of net shares). In no event will the income and employment tax withholding be greater than the minimum required under Federal, state and local law.

Notwithstanding the foregoing, if an Option is exercised by using the net exercise method set forth in subparagraph (2) under the METHOD OF EXERCISE provision of this Plan, the minimum level of tax withholding shall be satisfied for purposes of this paragraph, provided that payment for the fractional share, if any, is made in accordance with the referenced subparagraph (2).

TRANSFERS, ASSIGNMENTS, AND PLEDGES	Unless the Administrator otherwise approves in advance in writing for estate planning or other purposes, an Award may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the participant to any person, except by will or by operation of applicable laws of descent and distribution. If necessary to comply with Rule 16b-3 of the Exchange Act, the Participant may not transfer or pledge shares of Common Stock acquired under a Stock Grant or upon exercise of an Option until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing. The Administrator may, in its discretion, expressly provide that a Participant may transfer his Award without receiving consideration to (i) members of his immediate family (children, grandchildren, or spouse); (ii) trusts for the benefit of the Participant and/or such family members; or (iii) partnerships where the only partners are the Participant and such family members.

AMENDMENT OR TERMINATION OF PLAN AND AWARD	The Board may amend, suspend, or terminate the Plan at any time, without the consent of the Participants or their beneficiaries; provided however, that no amendment will deprive any Participant or beneficiary of any previously declared Award. Except as required by law or by the Adjustments upon Changes in Capital Stock section, the Board may not, without the Participant’s or beneficiary’s consent, modify the terms and conditions of an Award so as to adversely affect the Participant. No amendment, suspension, or termination of the Plan will, without the Participant’s or beneficiary’s consent, terminate or adversely affect any right or obligations under any outstanding Awards.

PRIVILEGES OF STOCK OWNERSHIP	No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock if any, already issued to such Participant.

EFFECT ON OTHER PLANS	Whether exercising or receiving an Award causes the Participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS ON LIABILITY	Notwithstanding any other provisions of the Plan, no individual acting as an agent of the Company shall be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

NO EMPLOYMENT CONTRACT	Nothing contained in this Plan constitutes an employment contract between the Company and the Participants. The Plan does not give any Participant any right to be retained in the Company’s employ, nor does it enlarge or diminish the Company’s right to end the Participant’s employment or other relationship with the Company.

APPLICABLE LAW	The laws of the State of Wisconsin (other than its choice of law provisions) govern this Plan and its interpretation.

DURATION OF PLAN	Unless the Board extends the Plan’s term, the Administrator may not grant Awards after June 11, 2012. The Plan will then terminate but will continue to govern unexercised and unexpired Awards.

NON-VESTED PERFORMANCE SHARE UNITS	Non-vested performance share units (“NSUs”) shall be subject to the terms contained in a Performance Share Unit Award Agreement. Such Agreement shall specify the threshold, target and maximum number of shares of Common Stock that will be awarded to a Participant, depending on the achievement of one or more of the designated Performance Goals, defined below. In addition, the Agreement shall specify the term of the performance period and any other material terms of the Award. To the extent a Participant is a Covered Employee as defined in Section 162(m) of the Code and the applicable regulations promulgated thereunder, the Performance Goals will be designated no later than 90 days after the beginning of the performance period, and no shares of Common Stock will be distributed to such Participant until the Committee certifies to the attainment of such Performance Goals. The number of shares of Common Stock distributed to a Participant shall be determined at the end of the performance period based on the achievement of the Performance Goals. If the achievement is between the threshold and target, or the target and maximum Performance Goals, then the number of shares of Common Stock distributed to the Participant will be determined by linear interpolation. The distribution of shares of Common Stock will occur within ten business days of the certification of the Committee as to the attainment of the Performance Goals, subject to compliance with any federal, state or local income and employment tax withholding requirements. NSUs will vest upon the occurrence of the Participant’s death, Disability or a Change of Control and be payable at the target level, prorated for the number of full months during that performance period that the Participant was employed by the Company. Distribution of the shares of Common Stock owing to the Participant will be made no later than thirty business days after the occurrence of such events.

PERFORMANCE GOALS

“Performance Goals” shall mean the goals identified by the Committee to measure one or more business criteria, which may include any of the following criteria and which, where applicable (i) may be set on a pre-tax or after-tax basis, (ii) may be applied on an absolute or relative basis, (iii) may be valued on a growth or fixed basis, and (iv) may be applied on a Company-wide, business segment, or individual basis:

1.      Revenue

2.      Gross profit

3.      Gross profit margin percentage

4.      Operating earnings

5.      Operating earnings margin percentage

6.      Diluted earnings per share

7.      Diluted earnings per share from continuing operations

8.      Earnings before interest, taxes, depreciation and amortization (or any combination thereof)

9.      Net earnings

10. Return on Invested Capital 11. Cash flow from operating activities 12. Free Cash Flow 13. Total shareholder return

The above Performance Goals will be determined by applying U.S. generally accepted accounting principles, adjusted for (i) changes in accounting or (ii) extraordinary, unusual or nonrecurring items, including, without limitation, the impact of acquisitions or divestitures, as specified by the Committee upon the grant of an Award.